UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

Omega Alpha SPAC

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39840	98-1566615
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Boylston Street, Suite 1111 Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 502-6530

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value per share	OMEG	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 22, 2021, Omega Alpha SPAC (the “Company”) filed its Form 10-Q for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q”), which included in Note 2, Revision to Previously Reported Financial Statements (“Note 2”), a revision to the Company’s classification of its Class A ordinary shares subject to redemption issued in the Company’s initial public offering (“IPO”) on January 11, 2021. As described in Note 2, upon its IPO, the Company classified a portion of the Class A ordinary shares as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. The Company’s management revised its interpretation to include temporary equity in net tangible assets. As a result, management corrected the error by restating all Class A ordinary shares subject to redemption as temporary equity. This resulted in an adjustment to the initial carrying value of the Class A ordinary shares subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A ordinary shares.

Also in Note 2 of the Company’s Q3 Form 10-Q, in connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation differs from the previously presented method of earnings per share, which was similar to the two-class method.

As described above, originally, the Company determined the changes were not qualitatively material to the Company’s previously issued financial statements and revised its previously financial statements in Note 2 to its Q3 Form 10-Q. However, upon further consideration of the material nature of the changes, the Company determined the change in classification of the Class A ordinary shares subject to redemption and change to its presentation of earnings per share is material quantitatively and the Company should restate its previously issued financial statements.

On January 13, 2022, the audit committee of the board of directors of the Company (the “Audit Committee”) concluded, after discussion with the Company’s management, that the Company’s previously issued (i) audited balance sheet as of January 11, 2021, included in the Company’s Current Report on Form 8-K; (ii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021; and (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 (collectively, the “Affected Periods”), should be restated and should no longer be relied upon. Similarly, other communications describing the Company’s financial statements and other related financial information covering the Affected Periods should no longer be relied upon.

Additionally, the Audit Committee determined that it is appropriate to file (i) an amendment to its Q3 Form 10-Q (the “Q3 Form 10-Q/A”), including restated unaudited interim financial statements for the quarterly periods ended March 31, 2021 and June 30, 2021, and (ii) an audited restated balance sheet as of January 11, 2021, which will be filed with the SEC on the appropriate form, both reflecting the restatement of the Class A ordinary shares subject to redemption and the change to its presentation of earnings per share, as soon as practicable.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in its trust account.

After re-evaluation, the Company’s management has concluded that in light of the errors described above, a material weakness existed in the Company’s internal control over financial reporting for complex securities during the Affected Periods and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Q3 Form 10-Q/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with WithumSmith+Brown, PC, the Company’s independent auditor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2022

OMEGA ALPHA SPAC

By:	/s/ Otello Stampacchia
Name:	Otello Stampacchia
Title:	Chief Executive Officer and Chairman of the Board of Directors